NEWS RELEASE

Contact:	Jack Eversull The Eversull Group 972-991-1672 972-991-7359 (fax)

E-mail:	jack@theeversullgroup.com
Web Site:	www.atsi.net

ATSI OPTIMIZES IP NETWORK WITH NEXTONE INTELLICONNECT SYSTEM

-Record VoIP Volume and Revenue Achieved in April-

San Antonio, Texas - May 1, 2007 - ATSI Communications, Inc. (OTCBB:ATSX) announced today that it has successfully deployed the NexTone IntelliConnect™ System that further enhances the Company’s VoIP network.  NexTone's IntelliConnect™ System enables IP network operators, such as ATSI, flexibility and carrier-class scalability while ensuring consistent service, security and protection between IP networks exchanging VoIP traffic. Since deploying its first NexTone system in June 2004, ATSI has built an interoperable, seamless, and global IP infrastructure essential for attracting top-tier communication service providers seeking reliable worldwide VoIP solutions.

Ruben Caraveo, Sr. Vice President of Technology and Operations, stated, "We are extremely pleased with the performance of the new NexTone IntelliConnect™ System, specifically as it pertains to the superior processing speed that resulted in an immediate increase in call volume and revenue. We exceeded our own expectations recently with two consecutive months of record monthly revenues that surpassed the $3 million mark in April. Mr. Caraveo added, “This upgrade has already started to pay returns and sets the stage for continued growth in our core VoIP business.”

ATSI Communications, Inc. operates through its two wholly owned subsidiaries, Digerati Networks, Inc. and Telefamilia Communications, Inc. Digerati Networks, Inc. is a premier global VoIP carrier serving rapidly expanding markets in Asia, Europe, the Middle East, and Latin America, with an emphasis on Mexico. Through Digerati’s partnerships with established foreign carriers and network operators, interconnection and service agreements, and a NexTone powered VoIP network, ATSI believes it has clear advantages over its competition. Telefamilia Communications provides specialized retail communication services that includes VoIP services to the high-growth Hispanic market in the United States. ATSI also owns a minority interest of a subsidiary in Mexico, ATSI Comunicaciones, S.A. de C.V., which operates under a 30-year government issued telecommunications license.

NexTone develops intelligent session management and interconnect systems for service providers who want to rapidly expand their reach and accelerate VoIP and multimedia revenues. NexTone’s IntelliConnect™ System provides service providers with visibility and intelligence to exchange, optimize, secure and bill for voice and multimedia sessions flowing across diverse IP and IMS network boundaries. More than 550 service providers and enterprises worldwide use NexTone’s IntelliConnect™ System to manage technical complexities, optimize business economics, and remove partnership hurdles. NexTone is a recipient of the Maryland Technology Champions Awards for 2006. The company ranks number one in Deloitte’s 2006 Technology Fast 50 Program for Maryland, and is one of the Top 50 companies for Deloitte’s 2006 Technology Fast 500, a ranking of the 500 fastest growing technology, media, telecommunications, and life sciences companies in North America. NexTone is headquartered in Gaithersburg, Maryland, USA, with domestic and international offices worldwide.

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have identified forward-looking statements by using words such as "expect," "believe," "should," “may,” “intend,” and “anticipate” or words of similar import. Those statements include, but may not be limited to, all statements regarding our management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. These risks and uncertainties include the assumption that we will continue as a going business; our inability to predict or anticipate changes in regulations or the actions of domestic and foreign governments; and the continued availability of funds in amounts and on acceptable terms. More detailed information about ATSI Communications, Inc. is available in the Company’s public filings with the Securities and Exchange Commission. We believe that the assumptions underlying the forward- looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management.  We assume no obligation to update any forward-looking statements, except as required by law.